                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY
                         GS Capital Partners 2000, L.P.
                     GS Capital Partners 2000 Offshore, L.P.
               GS Capital Partners 2000 Gmbh & Co. Beteiligungs KG
                  GS Capital Partners 2000 Employee Fund, L.P.
                 Goldman Sachs Direct Investment Fund 2000, L.P.
                            c/o Goldman, Sachs & Co.
                                 85 Broad Street
                            New York, New York 10004


                                                               November 25, 2002

R.H. Donnelley Corporation
R.H. Donnelley Inc.
One Manhattanville Road
Purchase, NY  10577


         Re: Investment in Preferred Stock of R.H. Donnelley Corporation

Ladies and Gentlemen:

        Reference is made to the Preferred Stock and Warrant Purchase Agreement, dated as of September 21, 2002 (the "Purchase Agreement"), by and among R.H. Donnelley Corporation, a Delaware corporation (the "Company") and the investors listed in Schedule A thereto (the "Purchasers"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

        This will confirm our agreement as follows:

        1.      PURCHASE AND SALE.

                1.1. The Company and the Purchasers hereby agree, subject to the terms and conditions of this letter agreement, that the Company will sell to the Purchasers and the Purchasers will purchase from the Company (i) 70,000 shares of Series B-1 Preferred Stock (the "November Shares") created pursuant to the Company's Certificate of Designations in the form of EXHIBIT A attached to this letter agreement (the "B-1 Certificate of Designations") and (ii) Warrants to purchase 577,500 shares of Common Stock in substantially the form attached hereto as EXHIBIT B (the "November Warrants"), for an aggregate purchase price of $70,000,000 (the "Proceeds"). The Proceeds paid to the Company hereunder shall reduce, on a dollar-for-dollar basis, the cash component of the Purchase Price payable at the Closing Date for the Preferred Stock and the Warrants pursuant to the Purchase Agreement. Unless the November Shares are repurchased by the Company prior to the date the Sprint Purchase Agreement is terminated prior to the closing thereof, the November Shares issued hereunder shall reduce on a share-for-share basis the number of Preferred Shares to which the Purchasers shall be entitled at the Closing, pursuant to the Purchase Agreement. The November Warrants issued hereunder shall reduce on a share-for-share basis the number of Warrants to which the Purchasers shall be entitled at the

Closing pursuant to the Purchase Agreement. The closing of the transactions contemplated by this letter agreement (the "November Closing") shall take place on the date hereof (the date of such closing being referred to herein as the "November Closing Date"). The number of November Shares and the number of November Warrants to be purchased by each Purchaser at the November Closing and the portion of the Proceeds to be paid by each Purchaser at the November Closing in exchange therefor, shall be as specified in SCHEDULE A hereto (with respect to each such Purchaser, such Purchaser's "Specified Purchase Price").

                1.2. At the November Closing: (i) the Company will deliver to the Purchasers certificates for the November Shares to be sold in accordance with the provisions of SECTION 1.1 hereto registered in the respective names and proportions set forth in SCHEDULE A hereto; (ii) the Company will deliver to the Purchasers certificates for the November Warrants, to be sold in accordance with the provisions of SECTION 1.1 hereto, in each case duly executed in favor of the respective names and in the proportions set forth in SCHEDULE A hereto; (iii) subject to SECTION 6 hereof, each Purchaser, in full payment for the November Shares and the November Warrants, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, such Purchaser's Specified Purchase Price; and (iv) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under SECTION 2 hereof.


        2. CONDITIONS. The November Closing is subject to the following conditions:

                2.1. CONDITIONS OF PURCHASE. The obligations of each Purchaser to purchase the November Shares and the November Warrants at the November Closing are subject to satisfaction or waiver of each of the following conditions on or prior to the November Closing Date.

                      (i) Each of the conditions contained in Sections 5.01(a),
                (b), (c), (d), (e), (g)(A), (l) and (m) of the Purchase Agreement shall be satisfied on or prior to the November Closing as if set forth in their entirety herein and applicable to the transactions contemplated hereby. For further clarification, for purposes hereof, where appropriate, each reference in such sections to "the date of this Agreement" shall be deemed to refer to the date of this letter agreement, each reference to the "Closing Date" shall be deemed to refer to the "November Closing Date" and each reference to "this Agreement" shall be deemed to refer to this letter agreement.

                      (ii) The B-1 Certificate of Designations shall have been
                duly filed with the Secretary of State of Delaware and shall have become effective and shall be in full force and effect;

                      (iii) All waivers and consents from third parties that the
                Purchasers reasonably believe necessary or appropriate in connection with the transactions contemplated by this letter agreement shall have been received by the Company in form and substance reasonably satisfactory to the Purchasers, including without limitation a written confirmation from JPMorgan Chase Bank under the Credit

                Agreement, dated as of June 5, 1998, by and among the Company, R.H. Donnelley, Inc., The Chase Manhattan Bank, as Administrative Agent and the Lenders party thereto, as amended by the First Amendment to Credit Agreement, dated as of March 4, 1999, by and among the Company, R.H. Donnelley, Inc. The Chase Manhattan Bank, as Administrative Agent, and the Lenders party thereto (together, the "Current Credit Agreement") in form and substance reasonably satisfactory to the Purchasers that the defaults described in such confirmation are not or will not be continuing as described and conditioned in such confirmation; and

                      (iv) The Purchasers shall have received, dated the
                November Closing Date and addressed to each Purchaser, an opinion of Jones, Day, Reavis & Pogue, counsel to the Company, substantially in the form attached as EXHIBIT C hereto;

                2.2. CONDITIONS OF SALE. The obligation of the Company to sell the November Shares and the November Warrants at the November Closing is subject to the satisfaction or waiver of each of the following conditions precedent:

                      (i) the conditions contained in Section 5.02(a), (b), (c),
                (d), and (e) of the Purchase Agreement shall be satisfied on or prior to the November Closing as if set forth in their entirety herein and applicable to the transactions contemplated hereby. For further clarification, for purposes hereof, where appropriate, each reference in such sections to "the date of this Agreement" shall be deemed to refer to the date of this letter agreement, each reference to the "Closing Date" shall be deemed to refer to the "November Closing Date" and each reference to "this Agreement" shall be deemed to refer to this letter agreement; and

                      (ii) the Purchasers shall have delivered immediately prior to or concurrently with the November Closing in immediately available funds, by wire transfer to such account as the Company shall have specified, an amount equal to the Proceeds to have been paid pursuant to Section 1 hereof.

        3. AMENDMENTS TO PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

                3.1. If at the Closing the Company is required to issue an additional amount of Preferred Shares to the Purchasers pursuant to Section 2.04 of the Purchase Agreement, the Company agrees that a similar adjustment shall also be made to the number of November Shares and November Warrants issued to the Purchasers pursuant to this letter agreement and to the Warrants issued to the Purchasers pursuant to the Purchase Agreement. Section 2.04 is hereby amended by adding "(other than the November Shares and the November Warrants)" immediately before the words "(Common Stock Equivalents)" therein.


                3.2. Section 2.01 of the Purchase Agreement is hereby amended by deleting "$200.0 million" and by inserting in its place "$130.0 million or, $200.0 million in the event the November Shares are redeemed pursuant to Section 5(a) of the B-1 Certificate of Designations by the Company prior to the date the Sprint Purchase Agreement is terminated prior to the closing thereof".

                3.3. Solely for purposes of this letter agreement, the terms "Indebtedness" and "Leverage Ratio" as used in Section 4.04(d) shall have the meanings ascribed to such terms in the Current Credit Agreement.

                3.4. Section 4.02(b) of the Purchase Agreement is hereby amended by deleting clause (vii) thereof.

                3.5. Section 4.04(e) of the Purchase Agreement is hereby amended by inserting at the end thereof: "and other than any transaction that requires the approval of the holders of the Company's common stock."

                3.6. Section 4.04(i) of the Purchase Agreement is hereby amended by adding "and other than dividends from a wholly owned Company Subsidiary to its parent company" at the end of the first parenthetical thereof.

                3.7. Section 4.04(k) of the Purchase Agreement is hereby amended by adding "or sell" after the word "issue" therein.

                3.8. The first sentence of Section 4.10(a) of the Purchase Agreement is hereby amended by inserting "(i)" after the words "(any such act, a "Transfer") and by deleting the words "except for," and inserting in its place "or (ii) any November Shares or November Warrants prior to the first anniversary of the November Closing Date, except in each case for,".

                3.9. The last sentence of Section 4.10(a) is hereby amended by replacing it in its entirety with the following: "The foregoing restrictions on Transfer shall cease to apply (i) in the case of any Preferred Shares issued upon the exchange of the November Shares, and in the case of any November Warrants, from and after the first anniversary of the November Closing Date,
(ii) in the case of any other Preferred Shares and Warrants issued on the Closing Date, from and after the first anniversary of the Closing Date and (iii) upon the Trigger Date (as defined in the B-1 Certificate of Designations), so long as, in each case, such Transfer is made in compliance with all applicable requirements of law and any necessary governmental approvals have been obtained."


                3.10. The Company's reimbursement obligations pursuant to
Section 8.06(b)(ii) of the Purchase Agreement shall include the reasonable third party and out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of each counsel, accountants and consultants of each such party) incurred by the Purchasers or their Affiliates in connection with the preparation, negotiation, execution and performance of this letter agreement or any of the transactions contemplated hereby.

                3.11. Schedules 3.01(c), 3.01(d), 3.01(i)(i), 3.01(j) and 4.02
to the Purchase Agreement are amended by Schedules 3.01(c), 3.01(d), 3.01(i)(i), 3.01(j) and 4.02, respectively, to this letter agreement.

        4. AMENDMENTS TO CERTIFICATE OF DESIGNATIONS, WARRANTS AND REGISTRATION RIGHTS AGREEMENT.

                4.1. The Certificate of Designations governing the Preferred Stock in the form of EXHIBIT A to the Purchase Agreement is hereby amended by deleting EXHIBIT A to the Purchase Agreement in its entirety and replacing it with the Certificate of Designations in the form attached as EXHIBIT D hereto.

                4.2. The certificate for the Warrants in the form attached as EXHIBIT D to the Purchase Agreement is herby amended by deleting EXHIBIT D to the Purchase Agreement in its entirety and replacing it with the certificate for the Warrants in the form attached as EXHIBIT E hereto.

                4.3. The Registration Rights Agreement in the form attached as EXHIBIT C to the Purchase Agreement is hereby amended by deleting EXHIBIT C to the Purchase Agreement in its entirety and replacing it with the Registration Rights Agreement in the form attached as EXHIBIT F hereto.

        5. USE OF PROCEEDS. The Company shall contribute the Proceeds to R.H. Donnelley Inc.

        6. CLOSING PAYMENT. On the November Closing Date, the Company agrees to pay to each Purchaser 1% of the portion of the Proceeds paid by such Purchaser to the Company on the November Closing Date. Any obligations owed by the Company to the Purchasers pursuant to this Section 6 of the letter agreement shall reduce on a dollar-for-dollar basis the amount payable to the Company by the Purchasers pursuant to Section 1.1 hereof.

        7. SUPPLEMENTAL INDENTURE. Immediately following the receipt by the Company of the Proceeds, the Company shall deliver to The Bank of New York (the "Trustee") an executed copy of the Supplemental Indenture (the "Supplemental Indenture") in the form attached as EXHIBIT G hereto. The Company shall use its best efforts to have the Trustee execute and deliver the Supplemental Indenture, and any and all other documents required to make such Supplemental Indenture effective, to the Company, with a copy to the Purchasers, promptly after the receipt by the Company of the Proceeds. If the Trustee has not delivered to the Company and Purchasers a fully executed copy of the Supplemental Indenture by 5:00 p.m. New York time on November 27, 2002, the Purchasers shall have the right, exercisable by written notice to the Company, to require the Company to promptly repurchase the November Shares and the November Warrants for an aggregate price in cash equal to 101% of the Proceeds.

        8.       CERTAIN RESTRICTED ACTIONS.

                 8.1. In addition to the restrictions set forth in Section 4.04 of the Purchase Agreement, from and after the November Closing Date, the Company shall not, and shall not permit any Company Subsidiary to, directly or indirectly, take any of the following actions without the prior written consent of at least a majority of the then-outstanding November Shares or the affirmative vote in person or by proxy at a meeting called for that purpose of the holders of at least a majority of the November Shares voting thereat:

                 (i) dispose of or acquire any material assets for cash or equity; or

                 (ii) enter into any contract which requires the Company to make cash payments of more than $2 million in the aggregate; or

                  (iii) purchase any equity securities of the Company on the open market; or

                  (iv) except as disclosed on Schedule 8 to this letter agreement, enter into, or amend in any material respect, any employment agreement with, or other compensation to, any of the Chief Executive Officer, the Chief Financial Offer, the General Counsel of the Company or the President of Donnelley Media; or

                  (v) amend or modify the DonTech Partnership Agreement or any related agreement in any material respect.


                 8.2. TERMINATION OF OBLIGATIONS. The obligations of the Company set forth in Section 8.1 hereof shall terminate and no longer be of any effect from and after the earlier to occur of (i) such time as the Purchasers no longer hold any November Shares or (ii) such time as the Purchasers no longer have the right pursuant to the B-1 Certificate of Designations to elect a Director of the Company.


        9. APPLICABILITY OF PURCHASE AGREEMENT PROVISIONS. The partie agree that the November Closing is intended to be treated as an initial closing under the Purchase Agreement for purposes of the representations, warranties, covenants, indemnities and agreements thereunder. In furtherance thereof, the parties agree that:

                 9.1. All representations and warranties of the Company and the Purchasers made in Article III of the Purchase Agreement shall be deemed to be made on the date of this letter agreement and on the November Closing Date as if set forth herein in their entirety and applicable to the transactions contemplated thereby.

                 9.2. The Schedules to the Purchase Agreement (other than Schedule A to the Purchase Agreement) shall be deemed to be Schedules to this letter agreement and this letter agreement shall be deemed to be disclosed on each Schedule to the Purchase Agreement where disclosure thereof would be appropriate.

                 9.3. The provisions of Article VII of the Purchase Agreement shall be applicable to the transactions contemplated by this letter agreement as if set forth herein in their entirety and applicable to the transactions contemplated hereby. In addition, the Company shall, from and after the November Closing Date, indemnify each of the Purchaser Indemnified Parties against and hold them harmless from and against all Losses incurred by any of them based upon, resulting from or arising out of any actual or threatened claim, action, suit, investigation or proceeding ("Litigation") against such Purchaser Indemnified Party by any Person in connection with (A) the transactions contemplated by this letter agreement, (B) the negotiation, execution, delivery and performance of this letter agreement, or any other document contemplated hereby, (C) any actions taken by any Purchaser Indemnified Party pursuant hereto or in connection with the transactions contemplated hereby (whether or not the transactions contemplated hereby are consummated) or (D) the direct or indirect ownership by a Purchaser Indemnified Party of any securities of the Company (including any Litigation to which a Purchaser Indemnified Party is made party as a result thereof).

                 9.4. Except as set forth in this letter agreement, Sections 4.03, 4.04, 4.05, 4.08, 4.09, 4.10, 4.11, 4.13 and 4.15 (each as may be amended hereby or from time to time) of the Purchase Agreement shall be applicable from and after the November Closing as if the November Closing were the Closing, and the November Shares shall be treated as if such shares are Preferred Shares.

                 10. AGREEMENT REGARDING DIVIDENDS. The Company agrees that on and after January 31, 2003 it shall pay cash dividends on the November Shares on a current basis so long as it is not precluded from doing so under law or its bank credit agreement or public indentures. In furtherance thereof, the Company shall (subject to the terms of its bank credit agreement and public indenture) refrain from entering into any agreements which would preclude such payments, seek a waiver under any agreements which would prevent such payments at any time and take whatever actions are necessary, including revaluing assets, to create surplus for the purpose of paying such dividends.

                 11. DISCLOSURE. The Company shall not make any press release, public announcement or filing with any Governmental Entity concerning the transactions contemplated by this letter agreement or the Purchase Agreement unless mutually agreed by the Company and the Purchasers, except as and to the extent that the Company shall be obligated to make any such disclosure, by law or by the NYSE and then only after consultation with the Purchasers regarding the basis of such obligation and the content of such press release, public announcement or filing.

                 12. ALLOCATIONS. The parties agree that, with respect to each Purchaser, the portion of the Proceeds payable by each Purchaser will be allocated: 90.0588% to the November Shares and 9.9413% to the November Warrants. The parties agree to report the sale and purchase of the November Shares and November Warrants for all federal, state, local and foreign tax purposes in a manner consistent with this allocation and agree to take no position inconsistent with the foregoing (unless otherwise required by a final determination by the appropriate taxing authority).

                 13. NO OTHER AMENDMENTS. Except as set forth in this letter agreement, all provisions of the Purchase Agreement shall remain unchanged and in full force and effect.

                 14. CERTAIN CONSENTS.

                     14.1. The Purchasers hereby consent, pursuant to Section 4.02(b) of the Purchase Agreement, to the transactions contemplated by this letter agreement.


                     14.2. Section 5(r) of the Purchase Agreement regarding the Company's Senior Notes due 2010 and Senior Subordinated Notes due 2012 shall not be amended or waived without the prior written consent of the Purchasers and the Purchasers shall be third party beneficiaries of such Section.

                 15. MISCELLANEOUS.

                     15.1. This letter agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State without giving effect to any conflict of laws rules or principles that might require the application of the laws of another jurisdiction.

                     15.2. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this letter agreement and, by execution and delivery of this letter agreement, each of the parties to this Agreement submits to the jurisdiction of those courts, including but not limited to the IN PERSONAM and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or FORUM NON CONVENIENS, the absence of IN PERSONAM or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 15.4 of this letter agreement) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

                     15.3. All shares of capital stock held or acquired by each of the Goldman Entities shall be aggregated together for the purpose of determining the availability and exercise of any right of each such Goldman Entity under this letter agreement.

                     15.4. All notices and other communications hereunder shall be in made in the manner described in the Purchase Agreement.

                     15.5. No amendment, modification or alteration of the terms or provisions of this letter agreement shall be binding on the parties hereto unless the same shall be in writing and duly executed by such parties, except that any of the terms or provisions of this letter agreement may be waived in writing at any time by the parties entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this letter agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                     15.6. This letter agreement may be executed by facsimile signature and may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute but one agreement.


                     15.7. Nothing contained in this letter agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party.

       Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Purchasers.



                             Very truly yours,


                             GS CAPITAL PARTNERS 2000, L.P.
                             By: GS Advisors 2000, L.L.C.
                                 Its General Partner


                             By: /s/ John E. Bowman
                                 ---------------------------------
                                 Name: John E. Bowman
                                 Its: Vice President


                             GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
                             By: GS Advisors 2000, L.L.C.
                                 Its General Partner


                             By: /s/ John E. Bowman
                                 ---------------------------------
                                 Name:  John E. Bowman
                                 Its:  Vice President



                             GS CAPITAL PARTNERS 2000 GmbH & CO.
                             BETEILIGUNGS KG


                             By: Goldman Sachs Management GP GmbH
                                 Its General Partner


                             By: /s/ John E. Bowman
                                 ---------------------------------
                                 Name:  John E. Bowman
                                 Its:  Managing Director

                             GS CAPITAL PARTNERS 2000 EMPLOYEE FUND,
                             L.P.
                             By: GS Employee Funds 2000 GP, L.L.C.
                                 Its General Partner


                             By: /s/ John E. Bowman
                                 ---------------------------------
                                 Name:  John E. Bowman
                                 Its:  Vice President


                             GOLDMAN SACHS DIRECT INVESTMENT FUND
                             2000, L.P.
                             By: GS Employee Funds 2000 GP, L.L.C.
                                 Its General Partner


                             By: /s/ John E. Bowman
                                 ---------------------------------
                                 Name:  John E. Bowman
                                 Title:  Vice President

Accepted and agreed as of
the date first written above:


R.H. DONNELLEY CORPORATION


By:     /s/ Robert J. Bush
    -----------------------------
    Name:  Robert J. Bush
    Title:  Vice President

R.H. DONNELLEY INC.


By:     /s/ Robert J. Bush
    -----------------------------
    Name:  Robert J. Bush
    Title:  Vice President